UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On June 1, 2016, AbbVie Inc. (“AbbVie”) entered into an accelerated share repurchase agreement (the “agreement”) with JPMorganChase (“JPMorgan”) to repurchase $3.8 billion (the “prepayment amount”) of AbbVie’s common stock.  JPMorgan is expected to make an initial delivery of approximately 54.4 million shares of AbbVie’s common stock on June 2, 2016, which represents 90% of the prepayment amount divided by the closing price of AbbVie’s common stock on June 1, 2016.

At settlement of the agreement, JPMorgan may be required to deliver additional shares of AbbVie’s common stock to AbbVie or, under certain circumstances, AbbVie may be required to deliver shares of its common stock or may elect to make a cash payment to JPMorgan.  The total number of shares of AbbVie’s common stock to be repurchased under the agreement will be based on the daily volume-weighted average price of AbbVie’s common stock during the term of the transaction, less a discount and subject to adjustment pursuant to the terms of the agreement.  The final settlement of the transactions under the agreement is expected to occur before the end of the fourth quarter of 2016 and may be accelerated at the option of JPMorgan.

This agreement was entered into pursuant to AbbVie’s previously disclosed share repurchase authorization and in connection with AbbVie’s previously announced acquisition of StemCentrx, Inc., which was completed on June 1, 2016.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this Form 8-K may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  The statements in this release are based upon current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include risks and uncertainties related to, among other things: general economic and business conditions, global economic growth and activity; industry conditions; changes in laws or regulation; developments in the U.S. or global capital markets, credit markets or economies generally that could significantly impact AbbVie’s ability to implement, or realize the benefits of, the accelerated stock repurchase as currently planned; and other factors beyond AbbVie’s control as well as the risk factors and other cautionary statements described in AbbVie’s filings with the SEC. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” in AbbVie’s 2015 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission.  AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: June 2, 2016	By:	/s/ William J. Chase
Name: William J. Chase
Title: Executive Vice President, Chief Financial Officer